FOR IMMEDIATE RELEASE
Contact: Danny Meisenheimer
VP of Brand Management
Pizza Inn, Inc.
469-384-5000
dmeisenheimer@pihq.com

PIZZA INN, INC. REPORTS RESULTS FOR THE SECOND QUARTER OF
FISCAL YEAR 2008

3.8% Domestic Chain-Wide Comparable Sales Growth and New International Master Licenses Fuel Strong Quarter

The Colony, Texas – February 5, 2008-- PIZZA INN, INC. (NASDAQ:PZZI) today reported net income of $0.08 per share for its second fiscal quarter ended December 23, 2007 versus net income of $0.01 per share for the same quarter in the prior fiscal year.  The quarter resulted in net income of $853,000 versus a net income of $152,000 for the same quarter in the prior fiscal year on revenues of $12.7 million and $11.5 million respectively.  Operating performance for the second quarter of fiscal year 2008 included the following:

• Total domestic chain-wide comparable restaurant sales increased 3.8% for the second quarter and 2.7% year-to-date compared to the comparable periods in the prior fiscal year.

• Comparable domestic buffet restaurant sales increased 5.2% for the second quarter and 4.3% year-to-date compared to the comparable periods in the prior fiscal year.

• Four new domestic franchised buffet restaurants opened

• General and administrative expenses for the second quarter decreased 36% or $405,000 due primarily to lower payroll costs associated with reductions in headcount and lower legal fees due to the settlement of litigation in the prior fiscal year.

• Income of $150,000 associated with the signing of master license agreement in the country of Kuwait.

• Income of $284,000 related to the settlement of litigation.

• Interest expense decreased 100% or $274,000 compared to the same quarter in the prior fiscal year due to the repayment of all outstanding debt in December 2006.

As of the date of this press release, the Company has repurchased approximately 604,000 shares of its common stock under the 2007 Stock Purchase Plan approved by the Board of Directors in the fourth quarter of fiscal 2007.

Charlie Morrison, President and CEO, commented, "Our business continues to strengthen.  Our same store sales growth momentum continues and reflects the investments made by our franchisees in their businesses.  Our four new franchised buffet restaurants opened strong during the quarter and were a hit with customers in their markets.  These openings and fewer restaurant closings contributed to positive overall domestic chain-wide sales growth for the first time in twelve quarters.  We believe we have put the right team in place to restore a strong restaurant operating culture to Pizza Inn, led by our newly-appointed Vice President of Operations, Jason Daniel.  Jason brings a wealth of experience to the table and is expected to ensure that we deliver the experience that Pizza Inn customers have come to expect over the past 50 years.”

Certain statements in this press release, other than historical information, may be considered forward-looking statements, within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, and are subject to various risks, uncertainties and assumptions.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those anticipated, estimated or expected.  Among the key factors that may have a bearing on our operating results, performance or financial condition are our ability to implement our growth strategies, national, regional and local economic conditions affecting the restaurant/entertainment industry, competition within the restaurant and entertainment industries, sales cannibalization, the success of our franchise operations, negative publicity and fluctuations in results of operations, including those attributable to seasonality, government regulations, weather, commodity, insurance and labor costs.

Pizza Inn, Inc. (www.pizzainn.com) is headquartered in The Colony, Texas, along with its distribution division, Norco Restaurant Services Company.  Pizza Inn franchises approximately 340 restaurants and owns one restaurant with annual and domestic and international chain-wide sales of approximately $147 million.

PIZZA INN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 23,	December 24,	December 23,	December 24,
	2007	2006	2007	2006
REVENUES:
Food and supply sales	$11,174	$10,232	$21,953	$20,620
Franchise revenue	1,346	1,118	2,462	2,307
Restaurant sales	175	199	358	389
	12,695	11,549	24,773	23,316

COSTS AND EXPENSES:
Cost of sales	10,530	9,974	20,602	19,903
Franchise expenses	706	746	1,326	1,418
General and administrative expenses	721	1,126	1,356	2,675
Severance	79	-	379	-
Bad debts	35	-	58	-
Loss (gain) on sale of assets	7	(554)	7	(564)
Other income	-	(146)	-	(179)
(Recovery) provision for litigation costs	(284)	(108)	(284)	302
Interest expense	-	274	-	474
	11,794	11,312	23,444	24,029

INCOME (LOSS) FROM CONTINUING
OPERATIONS BEFORE TAXES	901	237	1,329	(713)
Income taxes	-	-	-	-
INCOME (LOSS) FROM CONTINUING OPERATIONS	901	237	1,329	(713)

Income (loss) from discontinued operations, net of taxes	(48)	(85)	(131)	(196)
NET INCOME (LOSS)	$853	$152	$1,198	$(909)

EARNINGS PER SHARE OF COMMON STOCK - BASIC:
Income (loss) from continuing operations	$0.09	$0.02	$0.13	$(0.07)
Income (loss) from discontinued operations	$(0.01)	$(0.01)	$(0.01)	$(0.02)
Net income (loss)	$0.08	$0.01	$0.12	$(0.09)

EARNINGS PER SHARE OF COMMON STOCK - DILUTED:
Diluted income (loss) per common share
Income (loss) from continuing operations	$0.09	$0.02	$0.13	$(0.07)
Income (loss) from discontinued operations	$(0.01)	$(0.01)	$(0.01)	$(0.02)
Net income (loss)	$0.08	$0.01	$0.12	$(0.09)

Weighted average common shares outstanding - basic	10,061	10,138	10,114	10,138

Weighted average common
shares outstanding - diluted	10,087	10,138	10,142	10,138

PIZZA INN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)

	Three Months Ended		Six Months Ended
	December 23,	December 24,	December 23,	December 24,
	2007	2006	2007	2006

Net income (loss)	$853	$152	$1,198	$(909)
Interest rate swap (loss) gain - (net of tax expense)	-	-	-	14
Comprehensive income (loss)	$853	$152	$1,198	$(895)

PIZZA INN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)
	December 23,	June 24,
	2007	2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,180	$1,879
Accounts receivable, less allowance for bad debts
of $501 and $451, respectively	3,607	2,716
Notes receivable, current portion	9	8
Inventories	1,351	1,518
Property held for sale	331	336
Deferred income tax assets, net	458	458
Prepaid expenses and other assets	281	165
Total current assets	7,217	7,080

LONG-TERM ASSETS
Property, plant and equipment, net	623	778
Notes receivable	9	12
Re-acquired development territory, net	142	239
Deposits and other assets	139	85
	$8,130	$8,194
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$2,018	$2,082
Accrued expenses	1,520	1,805
Total current liabilities	3,538	3,887

LONG-TERM LIABILITIES
Deferred gain on sale of property	197	209
Deferred revenues	297	314
Other long-term liabilities	8	7
Total liabilities	4,040	4,417

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Common stock, $.01 par value; authorized 26,000,000
shares; issued 15,123,909 and 15,120,319 shares, respectively;
outstanding 9,858,977 and 10,168,494 shares, respectively	151	151
Additional paid-in capital	8,473	8,471
Retained earnings	15,996	14,799
Treasury stock at cost
Shares in treasury: 5,264,932 and 4,951,825, respectively	(20,530)	(19,644)
Total shareholders' equity	4,090	3,777
	$8,130	$8,194

PIZZA INN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	December 23,	December 24,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income (loss)	$1,198	$(909)
Adjustments to reconcile net income (loss) to
cash provided (used) by operating activities:
Depreciation and amortization	171	448
Severance expense	379	-
Deferred rent expense	-	3
Stock compensation expense	2	97
(Recovery) provision for litigation costs	(284)	302
Loss (gain) on sale of assets	7	(564)
Provision for bad debts	58	-
Changes in operating assets and liabilities:
Notes and accounts receivable	(1,039)	118
Inventories	167	212
Deferred revenue	(17)	196
Accounts payable - trade	(64)	626
Accrued expenses	(363)	(3,096)
Prepaid expenses and other	(51)	(331)
Cash provided (used) by operating activities	164	(2,898)

CASH FLOWS FROM INVESTING ACTIVITIES:

Proceeds from sale of assets	92	11,319
Capital expenditures	(69)	(248)
Cash provided by investing activities	23	11,071

CASH FLOWS FROM FINANCING ACTIVITIES:
Deferred financing costs	-	(26)
Repayments of long-term bank debt	-	(8,044)
Repurchase of common stock	(886)	-
Cash used for financing activities	(886)	(8,070)

Net (decrease) increase in cash and cash equivalents	(699)	103
Cash and cash equivalents, beginning of period	1,879	184
Cash and cash equivalents, end of period	$1,180	$287

PIZZA INN, INC.
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
(In thousands)
(Unaudited)

	Six Months Ended
	December 23,	December 24,
	2007	2006

CASH PAYMENTS FOR:
Interest	$-	$495
Income taxes	-	-

NON CASH FINANCING AND INVESTING
ACTIVITIES:
Loss on interest rate swap	$-	$22